                                                                    EXHIBIT 99.1






[AGERE LOGO]                                           [NEWS RELEASE]


Media Contact:                                         Investor Contact:
Vibha Agrawal                                          Vince Keenan
610-712-1737 (office)                                  610-712-1733 (office)
908-256-6234 (cellular)                                vkeenan@agere.com
vagrawal@agere.com

AGERE SYSTEMS REPORTS FIRST QUARTER OF PROFIT ON SEQUENTIAL REVENUE INCREASE OF 11 PERCENT IN FOURTH QUARTER OF FISCAL 2003

Company reports strongest quarter since IPO:

--    First quarter of profit, with earnings of $0.01 per share on GAAP basis

-- Revenue increase of 11 percent sequentially and 3 percent over year-ago quarter

-- First quarter of positive cash flow from operations, less capital expenditures

FOR RELEASE: TUESDAY, OCTOBER 28, 2003

      ALLENTOWN, Pa. -- Agere Systems (NYSE: AGR.A, AGR.B) today reported that revenues for its fourth quarter of fiscal 2003, ended September 30, 2003, were $504 million, up 11 percent from revenues in the June quarter, and up 3 percent from revenues in the year-ago quarter. The revenue increase was driven by an 18 percent sequential growth in the company's Client Systems business, with strength in sales of chips for cell phones, hard disk drives and other PC-related applications.

      For the full fiscal year 2003, Agere reported revenues of $1.84 billion, exceeding the company's July guidance. The company's revenues in fiscal 2002 were $1.92 billion.

      The company reported its first profit since its IPO, with earnings of $11 million or $0.01 per share on a GAAP basis for the September quarter, compared with a loss of $78 million, or $0.05 per share in the June quarter, and a loss of $885 million, or $0.54 per share in the year-ago quarter. For the full fiscal year 2003, the company reported a net loss of $338 million, or $0.20 per share, compared to fiscal 2002 net loss of $1.81 billion, or $1.11 per share.

      The company also reported its first quarter of positive cash flow from operations, less capital expenditures, of $17 million. The company improved cash and cash in trust by $16 million sequentially to $765 million, the company's third consecutive quarterly increase.

      "We are very pleased to report the strongest quarter in our history as a public company," said John Dickson, president and CEO, Agere. "We met or exceeded every financial target we set, including achieving profitability and positive cash flow. With the completion of our manufacturing consolidation, we significantly improved our gross margins, which exceeded 40 percent for the first time since our IPO.

      "At the same time, our sharpened focus on areas such as cell phones, storage and PC-related applications enabled us to increase our revenues both sequentially and year-over-year. We are investing strategically to expand our market opportunities: in 2003, we introduced a portfolio of RF transistor products targeting a $500 million opportunity, and made our first acquisition to address the projected $1 billion Gigabit Ethernet IC market.

      "With our strong financial performance, a focused product investment strategy and deep relationships with leading customers, we are building an exciting future for Agere," added Dickson.

      The company was also profitable on a pro forma net income basis, with earnings of $47 million, or $0.03 per share in the September quarter, compared to a pro forma net loss of $74 million, or $0.04 per share in the June quarter, and pro forma net loss of $39 million, or $0.02 per share in the year-ago quarter. For the full fiscal year 2003, the company reported a pro forma net loss of $253 million, or $0.15 per share, compared to a pro forma net loss of $565 million or $0.35 per share in fiscal 2002.

      Pro forma net income excludes gain or loss from the sale of, and income or loss from, discontinued operations; net restructuring and other charges; amortization of goodwill and other acquired intangibles; net gain or loss from the sale of operating assets and cumulative effect of an accounting change.

RESULTS BY SEGMENT

      The Client Systems Group reported revenues of $381 million for the September quarter, up 18 percent sequentially, and up 15 percent over year-ago quarter revenues of $330 million, driven by growth in chips for cell phones, hard disk drives and other PC-related applications.

      The Infrastructure Systems Group reported revenues of $123 million, down 7 percent from revenues of $132 million in the June quarter, related to continuing softness in the telecommunications networking market. The group posted revenues of $161 million in the year-ago quarter.

      Highlights for the fourth fiscal quarter include:

- Acquisition of Massana Ltd., a privately held developer of Gigabit Ethernet-over-copper physical layer device (PHY) semiconductor solutions. The acquisition will allow Agere to address the Gigabit Ethernet IC market, which is projected by research firm InStat/MDR to be more than $1 billion in 2007.

- Announcement that Agere is delivering its high-performance WaveLAN(TM) 802.11a/b/g multimode wireless networking chip set to leading original design manufacturers (ODMs). Agere demonstrated this solution at the Computex trade show in Taiwan.

-     Achievement of the 100-million mark in shipments of systems-on-a-chip
      (SoC) solutions for storage hard disk drives, an industry first. Agere's SoCs provide superior performance and high data rates for hard disk drives
      (HDDs) deployed in desktop, mobile and consumer electronic devices.


- Establishment of a new design center to focus on third-generation (3G) wireless communications silicon and systems technology development. The group's work encompasses the WCDMA/UMTS 3G standard, as well as future standards such as High-Speed Downlink Packet Access (HSDPA).

- Announcement of a new advanced messaging interface (AMI) for enabling high-speed communications and applications processing in Smartphones and next-generation mobile phones.

- Introduction of the new APP100 co-processor, which processes voice signals at speeds up to 622 megabits per second -- four times faster than competing chips. In addition, the chip can simultaneously process 32,000 voice channels, eight times more than existing solutions. The APP100 connects directly and is sold as a solution with Agere's industry-leading APP500 5 Gbits/s family of single chip network processor chips.


OUTLOOK

      The company expects revenues in the December quarter to be in the range of $500 million to $510 million, with growth of about 5 percent in the Client Systems Group, offset by lower revenues in the Infrastructure Systems Group and a seasonal drop in intellectual property (IP) licensing.
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                                       4


      The company expects pro forma (non-GAAP) net income to be breakeven, plus or minus $0.01 per share in the December quarter. On a GAAP basis, the company expects net loss to be in the range of $0.01 to $0.04 per share, including restructuring costs related to the decommissioning of Agere's facilities in Pennsylvania.

      The company notes that its board of directors has decided not to pursue a reverse stock split.

EARNINGS WEBCAST

      Agere Systems will host a conference call today at 8:30 a.m. EST to discuss its financial results. To listen to the conference call via the Internet, visit http://www.agere.com/webcast. Subsequent to the conference call, a replay will be available at the same web address.

      Agere Systems is a premier provider of advanced integrated circuit solutions for wireless data, high-density storage and multiservice networking applications. Agere's wireless data portfolio enables seamless network access and Internet connectivity through its GPRS offering for data-capable cellular phones, as well as Wi-Fi/802.11 solutions for wireless LANs and computing applications. The company is the market leader in providing integrated circuits for the hard disk drive market, with number one positions in sales of system-on-a-chip solutions and preamplifiers. Agere also provides custom and standard multiservice networking solutions to move information across wired, wireless and enterprise networks. Agere's customers include the leading PC manufacturers, wireless terminal providers, network equipment suppliers and hard-disk drive providers. For more information, visit Agere's web site at http://www.agere.com

                                     ###

This release contains forward-looking statements based on information available to Agere as of the date hereof. Agere's actual results could differ materially from the results stated or implied by such forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the impact of any global or regional health epidemic, such as severe acute respiratory syndrome, keeping pace with technological change, dependence on new product development, price and product competition, availability of manufacturing capacity, customer demand for our products and services, general industry and market conditions, timely completion of employment reductions and other restructuring and consolidation activities, limits on our ability to issue equity to raise capital and reliance on major customers and suppliers. For a further discussion of these and other risks and uncertainties, see our annual report on Form 10-K for the fiscal year ended September 30, 2002, and our quarterly report on Form 10-Q for the period ended June 30, 2003. Agere disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                               AGERE SYSTEMS INC.
            Unaudited Condensed Consolidated Statements of Operations
                 (Dollars in millions except per share amounts)

                                                                           QUARTER ENDED                       YEAR ENDED
                                                               ----------------------------------        ---------------------
                                                               SEP 30         JUN 30       SEP 30         SEP 30       SEP 30
                                                                 2003          2003          2002          2003          2002
                                                               -------       -------       -------       -------       -------
REVENUE                                                        $   504       $   456       $   491       $ 1,839       $ 1,923
Costs                                                              290           321           304         1,260         1,429
                                                               -------       -------       -------       -------       -------
Gross profit - $                                                   214           135           187           579           494
Gross profit - %                                                  42.5%         29.6%         38.1%         31.5%         25.7%
OPERATING EXPENSES
Selling, general and administrative                                 67            76            62           294           326
Research and development                                           107           117           139           467           625
Amortization of goodwill and other acquired intangibles              1             2            10             8            34
Restructuring and other charges - net                               32             6           361           131           503
Gain on sale of operating assets - net                              (8)          (15)          (54)          (21)         (299)
                                                               -------       -------       -------       -------       -------
Total operating expenses                                           199           186           518           879         1,189
                                                               -------       -------       -------       -------       -------
OPERATING INCOME (LOSS)                                             15           (51)         (331)         (300)         (695)
Other income - net                                                   3             3             7            22            76
Interest expense                                                    12            11            25            47           121
                                                               -------       -------       -------       -------       -------
Income (loss) from continuing operations before
  income taxes                                                       6           (59)         (349)         (325)         (740)
Provision (benefit) for income taxes                               (16)            8             7            46            63
                                                               -------       -------       -------       -------       -------
Income (loss) from continuing operations                            22           (67)         (356)         (371)         (803)
                                                               -------       -------       -------       -------       -------
Discontinued Operations:
Income (loss) from operations of discontinued
   business - net of taxes                                         (11)           --          (529)            8        (1,008)
Gain (loss) on disposal of discontinued business
  - net of taxes                                                    --           (11)           --            30            --
                                                               -------       -------       -------       -------       -------
Income (loss) from discontinued operations                         (11)          (11)         (529)           38        (1,008)
                                                               -------       -------       -------       -------       -------

Income (loss) before cumulative effect of
   accounting change                                                11           (78)         (885)         (333)       (1,811)
Cumulative effect of accounting change - net of taxes               --            --            --            (5)           --
                                                               -------       -------       -------       -------       -------
NET INCOME (LOSS)                                              $    11       $   (78)      $  (885)      $  (338)      $(1,811)
                                                               =======       =======       =======       =======       =======

Basic and diluted income (loss) per share information:

 Income (loss) from continuing operations                      $  0.01       $ (0.04)      $ (0.22)      $ (0.22)      $ (0.49)
 Income (loss) from discontinued operations                         --         (0.01)        (0.32)         0.02         (0.62)
                                                               -------       -------       -------       -------       -------
 Income (loss) before cumulative effect of
    accounting change                                             0.01         (0.05)        (0.54)        (0.20)        (1.11)
 Cumulative effect of accounting change                             --            --            --            --            --
                                                               -------       -------       -------       -------       -------
 Net income (loss)                                             $  0.01       $ (0.05)      $ (0.54)      $ (0.20)      $ (1.11)
                                                               =======       =======       =======       =======       =======
Weighted average shares outstanding--basic (in millions)         1,686         1,678         1,641         1,667         1,637
                                                               =======       =======       =======       =======       =======
Weighted average shares outstanding--diluted (in millions)       1,706         1,678         1,641         1,667         1,637
                                                               =======       =======       =======       =======       =======

                               AGERE SYSTEMS INC.
                    Unaudited Pro Forma Results of Operations
                 (Dollars in millions except per share amounts)


                                                                          QUARTER ENDED                       YEAR ENDED
                                                               -----------------------------------       ---------------------
                                                                SEP 30       JUN 30         SEP 30        SEP 30       SEP 30
                                                                 2003          2003          2002          2003          2002
                                                               -------       -------       -------       -------       -------
Revenue
   Client                                                      $   381       $   324       $   330       $ 1,321       $ 1,259
   Infrastructure                                                  123           132           161           518           664
                                                               -------       -------       -------       -------       -------
TOTAL REVENUE                                                      504           456           491         1,839         1,923
Gross Profit - $ *

   Client                                                          135            63           142           282           369
   Infrastructure                                                   79            72            45           297           125
                                                               -------       -------       -------       -------       -------
TOTAL GROSS PROFIT - $                                             214           135           187           579           494
Gross Profit - %

   Client                                                         35.4%         19.4%         43.0%         21.3%         29.3%
   Infrastructure                                                 64.2%         54.5%         28.0%         57.3%         18.8%
                                                               -------       -------       -------       -------       -------
TOTAL GROSS PROFIT - %                                            42.5%         29.6%         38.1%         31.5%         25.7%
Operating Expenses Included in Pro Forma Results

Selling, general and administrative                                 67            76            62           294           326
Research and development                                           107           117           139           467           625
                                                               -------       -------       -------       -------       -------
Pro Forma Operating Income (loss)

   Client                                                           36           (48)           51          (148)          (73)
   Infrastructure                                                    4           (10)          (65)          (34)         (384)
                                                               -------       -------       -------       -------       -------
TOTAL PRO FORMA OPERATING INCOME (LOSS)                             40           (58)          (14)         (182)         (457)
Other income - net                                                   3             3             7            22            76
Interest expense                                                    12            11            25            47           121
Provision (benefit) for income taxes                               (16)            8             7            46            63
                                                               -------       -------       -------       -------       -------
PRO FORMA NET INCOME (LOSS)                                    $    47       $   (74)      $   (39)      $  (253)      $  (565)
                                                               =======       =======       =======       =======       =======
Pro Forma Net Income (loss) per share                          $  0.03       $ (0.04)      $ (0.02)      $ (0.15)      $ (0.35)
                                                               =======       =======       =======       =======       =======
Weighted average shares outstanding--basic (in millions)         1,686         1,678         1,641         1,667         1,637
                                                               =======       =======       =======       =======       =======
Weighted average shares outstanding--diluted (in millions)       1,706         1,678         1,641         1,667         1,637
                                                               =======       =======       =======       =======       =======

RECONCILIATION OF PRO FORMA OPERATING INCOME
  (LOSS) TO OPERATING INCOME (LOSS)
Pro Forma Operating Income (loss)                              $    40       $   (58)      $   (14)      $  (182)      $  (457)
Amortization of goodwill and other acquired intangibles              1             2            10             8            34
Restructuring and other charges - net                               32             6           361           131           503
Gain on sale of operating assets - net                              (8)          (15)          (54)          (21)         (299)
                                                               -------       -------       -------       -------       -------
Operating Income (loss)                                        $    15       $   (51)      $  (331)      $  (300)      $  (695)
                                                               =======       =======       =======       =======       =======


RECONCILIATION OF PRO FORMA NET INCOME (LOSS)
  TO NET INCOME (LOSS)
Pro Forma Net Income (loss)                                    $    47       $   (74)      $   (39)      $  (253)      $  (565)
Amortization of goodwill and other acquired intangibles              1             2            10             8            34
Restructuring and other charges - net                               32             6           361           131           503
Gain on sale of operating assets - net                              (8)          (15)          (54)          (21)         (299)
Income (loss) from operations of discontinued business
  - net of taxes                                                   (11)           --          (529)            8        (1,008)
Gain (loss) on disposal of discontinued business
  - net of taxes                                                    --           (11)           --            30            --
Cumulative effect of accounting change
  - net of taxes                                                    --            --            --            (5)           --
                                                               -------       -------       -------       -------       -------
Net Income (loss)                                              $    11       $   (78)      $  (885)      $  (338)      $(1,811)
                                                               =======       =======       =======       =======       =======


* Gross Profit includes $17, $32 and $26 of cost associated with restructuring activities for the three months ended September 30, 2003, June 30, 2003, and September 30, 2002, respectively, and $103 and $59 for the year ended September 30, 2003 and 2002, respectively.

                               AGERE SYSTEMS INC.
                 Unaudited Condensed Consolidated Balance Sheets
                                   (Millions)


                                                       SEP 30     JUN 30     SEP 30
                                                        2003       2003       2002
                                                       ------     ------     ------
ASSETS
CURRENT ASSETS
             Cash and cash equivalents                 $  744     $  731     $  891
             Cash held in trust                            21         18         16
             Trade receivables                            265        262        256
             Inventories                                  122        140        190
             Other current assets                          52         61        103
                                                       ------     ------     ------
                         TOTAL CURRENT ASSETS           1,204      1,212      1,456
Property, plant and equipment - net                       775        791      1,028
Assets held for sale                                        3         14         --
Goodwill and other acquired intangibles - net             117         94        101
Other assets                                              284        285        279
                                                       ------     ------     ------
                         TOTAL ASSETS                  $2,383     $2,396     $2,864
                                                       ======     ======     ======
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
             Accounts payable                          $  245     $  235     $  269
             Short-term debt                              195        183        197
             Other current liabilities                    617        691        801
                                                       ------     ------     ------
                         TOTAL CURRENT LIABILITIES      1,057      1,109      1,267
Long-term debt                                            451        465        486
Other liabilities                                         369        358        379
                                                       ------     ------     ------
                         TOTAL LIABILITIES              1,877      1,932      2,132
                                                       ------     ------     ------

STOCKHOLDERS' EQUITY                                      506        464        732
                                                       ------     ------     ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $2,383     $2,396     $2,864
                                                       ======     ======     ======

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                               AGERE SYSTEMS INC.
                 Unaudited Net Income (Loss) Per Share Guidance

                                                                                QUARTER ENDING
                                                                                    DEC 31
                                                                                     2003
                                                                                     ----
RECONCILIATION OF PRO FORMA NET INCOME (LOSS) PER SHARE TO NET LOSS PER SHARE

Pro Forma Net Income  (High End of Range)                                         $   0.01
Pro Forma Net Loss  (Low End of Range)                                            $  (0.01)
                                                                                  ---------
Restructuring and other charges - net                                             (0.02)-(0.03)
                                                                                  ---------
Net Loss  (High End of Range)                                                     $  (0.01)
Net Loss  (Low End of Range)                                                      $  (0.04)
                                                                                  =========